Exhibit 99.1

Quanex Building Products Closes on Acquisition of Tyman

Combination Creates a Comprehensive Solutions Provider to Building Products OEMs

Acquisition Enhances Scale, Global Reach and Product Offering

HOUSTON – August 1, 2024 – Quanex Building Products Corporation (NYSE: NX) (“Quanex” or the “Company”) today announced that it has closed on its acquisition of Tyman plc (“Tyman”), creating a comprehensive solutions provider in the building products industry.

“We are excited to welcome the Tyman team. This transaction accelerates our growth and value creation by delivering best-in-class building products solutions to OEMs in the building products industry,” said George Wilson, Chairman, President and Chief Executive Officer of Quanex. “The acquisition of Tyman directly aligns with our ‘BIGGER’ strategy and, as a combined company, our scale and reach will enable us to build on our leading positions across an enhanced offering of differentiated engineered components. Our teams are focused on executing a smooth integration as we work to realize the operational and financial benefits of the transaction for the benefit of our employees, customers and stockholders.”

The transaction creates a larger, more diversified supplier of components to OEMs; strengthens brand leadership by adding Tyman’s highly recognizable brands with wide customer bases; and enhances the combined company’s financial profile by accelerating growth and increasing profitability through greater scale and stronger cash flow. The Company intends to complete approximately 50% of the integration within the first 12 months and expects the acquisition to be meaningfully accretive to earnings within the first full year after closing.

In connection with the acquisition, Quanex will grant a Board Observer right to Teleios Global Opportunities Master Fund (“Teleios”), formerly the largest shareholder of Tyman. Teleios committed to the all-share alternative in support of the transaction and the Quanex leadership team. Quanex is entitled to terminate the agreement with Teleios after the Company’s annual meeting of shareholders in 2026.

In connection with the completion of the transaction, trading in Tyman’s common stock on the London Stock Exchange was suspended at 7:30 a.m. today (London time) and will be cancelled with effect at 7:30 a.m. tomorrow (London time).

Advisors

UBS Investment Bank served as sole financial advisor to Quanex. Foley & Lardner LLP and Travers Smith LLP served as legal advisors to Quanex.

About Quanex

Quanex is a global manufacturer with core capabilities and broad applications across various end markets. The Company currently collaborates and partners with leading OEMs to provide innovative solutions in the window, door, vinyl fencing, solar, refrigeration and cabinetry markets.  Looking ahead, Quanex plans to leverage its material science expertise and process engineering to expand into adjacent markets.

Forward Looking Statements

This press release contains certain “forward-looking statements”. These statements are based on the current expectations of the management of Quanex and are naturally subject to uncertainty and changes in circumstances. The forward-looking statements include statements relating to the expected effects of the acquisition. Forward-looking statements include statements typically containing words such as “will”, “may”, “should”, “believe”, “intends”, “expects”, “anticipates”, “targets”, “estimates” and words of similar import and including statements relating to future capital expenditures, expenses, revenues, economic performance, financial conditions, dividend policy, losses and future prospects and business and management strategies and the expansion and growth of the operations of Quanex following completion of the acquisition. Although Quanex believes that the expectations reflected in such forward-looking statements are reasonable, Quanex can give no assurance that such expectations will prove to be correct. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward looking statements. These factors include: general business and economic conditions globally, industry trends, competition, changes in government and other regulation, changes in political and economic stability, disruptions in business operations due to reorganization activities, interest rate and currency fluctuations, the inability of the combined company to realize successfully any anticipated synergy benefits, and the inability to integrate successfully Quanex’s and Tyman’s operations . Additional information concerning these and other risk factors is contained in the Risk Factors sections of the Proxy Statement and Quanex’s most recent reports on Form 10-K and Form 10-Q, the contents of which are not incorporated by reference into, nor do they form part of, this press release.

These forward-looking statements are based on numerous assumptions regarding the present and future business strategies of such persons and the environment in which each will operate in the future. By their nature, these forward-looking statements involve known and unknown risks, as well as uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements may cause the actual results, performance or achievements of any such person, or industry results and developments, to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. No assurance can be given that such expectations will prove to have been correct and persons reading this press release are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this press release. All subsequent oral or written forward-looking statements attributable to Quanex, Tyman or any persons acting on their behalf are expressly qualified in their entirety by the cautionary statement above. Neither of Quanex or Tyman undertakes any obligation to update publicly or revise forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by applicable law, regulation or stock exchange rules.

No Offer or Solicitation

The information contained in this press release is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities in any jurisdiction pursuant to the acquisition or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In particular, this press release is not an offer of securities for sale into the United States or in any other jurisdiction. No offer of securities shall be made in the United States absent registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or pursuant to an exemption from, or in a transaction not subject to, such registration requirements. Any securities issued in the acquisition are anticipated to be issued in reliance upon available exemptions from such registration requirements pursuant to Section 3(a)(10) of the Securities Act.

Quanex Contacts:

Investor Contact

Scott Zuehlke

SVP, Chief Financial Officer & Treasurer

713-877-5327

scott.zuehlke@quanex.com

Media Contact

Arielle Rothstein / Andrew Siegel / Lyle Weston

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449